UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 02, 2026 (October 01, 2026)

JOHN B. SANFILIPPO & SON, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-19681	36-2419677
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1703 N. RANDALL ROAD
Elgin, Illinois		60123-7820
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (847) 289-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	JBSS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously reported on a Current Report on Form 8-K filed on July 16, 2026, John B. Sanfilippo & Son, Inc. (the “Company”) announced that Mr. Jeffrey T. Sanfilippo, Chief Executive Officer of the Company, would transition from his role as Chief Executive Officer to Executive Chair of the Board of Directors of the Company (the “Board”), effective October 1, 2026 (the “Transition Date”) and that Mr. Jasper B. Sanfilippo, Jr., the Company’s Chief Operating Officer, President and Secretary, would be appointed as Chief Executive Officer effective on the Transition Date. In addition, the Board appointed Mr. Frank Pellegrino, the Company’s Chief Financial Officer, Executive Vice President, Finance and Administration, as President and Chief Financial Officer of the Company, effective on the Transition Date. On October 1, 2026, Mr. Jeffrey T. Sanfilippo assumed his role as Executive Chair of the Board, Mr. Jasper B. Sanfilippo, Jr. assumed his role as Chief Executive Officer and Mr. Pellegrino assumed his role as President and Chief Financial Officer.

In connection with Mr. Pellegrino’s appointment as President and Chief Financial Officer, on the Transition Date, Mr. Pellegrino signed an offer letter with the Company containing terms and conditions of his employment as President and Chief Financial Officer (the “Employment Letter”). Pursuant to the Employment Letter, Mr. Pellegrino received an increase in his base salary to $700,000 per year, a target bonus under the Company’s Sanfilippo Value Added Plan of 100% of his salary and will receive an annual equity award for the 2027 fiscal year of $600,000. In addition to the annual equity award for the 2027 fiscal year, Mr. Pellegrino will receive an additional (one-time) equity award of $750,000 when the Company grants equity awards to its employees for the 2027 fiscal year. The Employment Letter contains certain cash severance benefits (either one times or two times the sum of Mr. Pellegrino’s salary and target bonus) for Mr. Pellegrino should the Company terminate his employment without cause or Mr. Pellegrino terminates his employment for “Good Reason.” The Employment Letter also provides for the accelerated vesting of certain of Mr. Pellegrino’s equity awards in the event Mr. Pellegrino’s employment is terminated by the Company without cause or by Mr. Pellegrino terminates his employment for “Good Reason.” The Employment Letter requires Mr. Pellegrino to enter into certain customary releases and restrictive covenants in order to receive severance benefits or acceleration of equity. In accordance with the rules of the Securities and Exchange Commission, the Company will file the Employment Letter with the periodic report covering the Transition Date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHN B. SANFILIPPO & SON, INC.

October 2, 2026	By:	/s/ Frank S. Pellegrino
Frank S. Pellegrino President and Chief Financial Officer